EXHIBIT 3.3


                       TRIMEDIA ENTERTAINMENT GROUP, INC.

                                     BYLAWS

                                    ARTICLE I
                                     OFFICES

     TriMedia Entertainment Group, Inc. (the "Corporation") shall have a registered office, a principal office and such other offices as the Board of Directors (the "Board") may determine.

                                   ARTICLE II
                                  STOCKHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on the first Thursday of March of each year, or as soon after such date as may be practicable, in such city and state and at such time and place as may be designated by the Board, and set forth in the notice of such meeting. If said day be a legal holiday, said meeting shall be held on the next succeeding business day. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose shall be called by the Secretary at the written request of a majority of the total number of directors, by the Chairman of the Board (the "Chairman"), if any, by the Chief Executive Officer or by the stockholders owning a majority of the shares outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed business meeting. Business transacted at any special meeting shall be limited to the purposes stated in the notice.

     SECTION 3. NOTICE OF MEETINGS. Written notice of the place, date and hour of any stockholders' meeting, whether annual or special, shall be given to each stockholder entitled to vote, by personal delivery or by mailing the same to the address of the stockholder, as the same appears upon the records of the Corporation, at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of a special meeting must also state the purpose or purposes for which the meeting is called. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

     SECTION 4. QUORUM. Any number of stockholders, together holding at least fifty (50) percent of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws.

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     SECTION 5.  ADJOURNMENT OF MEETINGS.  If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

     SECTION 6. VOTING LIST. The Secretary shall prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder. Such list shall be open at the place where the election is to be held or at the principal office of the of the Corporation for said ten (10) days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

     SECTION 7. VOTING. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three
(3) years from its date, unless said proxy provides for a longer period. Each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock registered in his name on the record of stockholders. At all meetings of stockholders all matters, except as otherwise provided by statute, shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

     SECTION 8. RECORD DATE OF STOCKHOLDERS. The Board shall be authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, and not exceeding sixty (60) days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

                               Exhibit 3.3 Page 2
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     SECTION 9.  CONDUCT OF MEETINGS; CHAIRMAN; VICE-CHAIRMAN.  The Chairman or,
if there is no Chairman or in the Chairman's absence, the Vice Chairman of the Board (the "Vice Chairman"), if any, the Chief Executive Officer, or Secretary, shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

                                   ARTICLE III
                                    DIRECTORS

     SECTION 1. NUMBER AND QUALIFICATIONS. The Board shall consist of such number as may be fixed from time to time by resolution of the Board. The directors need not be stockholders. Initially, there shall be one director.

     SECTION 2. ELECTION OF DIRECTORS. The directors shall be elected by the stockholders at the annual meeting of stockholders.

     SECTION 3. DURATION OF OFFICE. The directors chosen at any annual meeting shall, except as hereinafter provided, hold office until their successors are elected and qualified or until their earlier resignation or removal.

     SECTION 4. REMOVAL AND RESIGNATION OF DIRECTORS. Any director may be removed from the Board, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote at an election of directors, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant.

     Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

     SECTION 5. FILLING OF VACANCIES. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase.

     Any person elected to fill a vacancy shall hold office, subject to the right of removal as herein before provided, until his successor is elected and qualified.

     SECTION 6. REGULAR MEETINGS. The Board shall hold an annual meeting for the purpose of organization and the transaction of any business immediately

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after  the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board.

     SECTION 7. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman or the Chief Executive Officer.

     SECTION 8. NOTICE AND PLACE OF MEETINGS. Meetings of the Board may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each director addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable or electronic transmission, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

     SECTION 9. BUSINESS TRANSACTED AT MEETINGS, ETC. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

     SECTION 10. QUORUM. A majority of the Board at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these Bylaws. The members of the Board shall act only as the Board and the individual members thereof shall not have any powers as such.

     SECTION 11. COMPENSATION. The directors shall not receive any stated salary for their services as directors, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

     SECTION 12. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committees thereof.

     SECTION 13. MEETINGS THROUGH USE OF COMMUNICATIONS EQUIPMENT. Members of the Board, or any committee designated by the Board, shall, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, have the power to participate in a meeting of the Board, or any committee, by means of a conference telephone or similar communications equipment by means of

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which  all  persons  participating  in the meeting can hear each other, and such participation  shall  constitute  presence  in  person  at  the  meeting.

     SECTION 14. CHAIRMAN; VICE CHAIRMAN. The Board may elect, from among the directors, a Chairman. The Chairman shall preside at all meetings of the stockholders and the Board at which the Chairman is present, and shall have such powers and perform such duties as may from time to time be assigned to the Chairman by the Board. The Chairman shall, except as herein otherwise provided, hold office until the Chairman's successor shall have been elected and qualified or until the Chairman resigns or is removed. If the Board elects a Vice Chairman, the Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall have such powers and perform such duties as may be assigned to the Vice Chairman by the Board.

                                   ARTICLE IV
                                   COMMITTEES

     SECTION 1. EXECUTIVE COMMITTEE. The Board may, by resolution passed by a majority of the whole Board, designate one (1) or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board, which Committee shall, during the intervals between meetings of the Board, have and exercise all of the powers of the Board in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board may from time to time specify, or as limited by the Delaware
General Corporation Law, and shall have power to authorize the seal of the Corporation to be affixed to all documents or instruments which may require it.

     Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Board.

     Any person ceasing to be a director shall, without further action, cease to be a member of the Executive Committee.

     Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the whole Board.

     SECTION 2. OTHER COMMITTEES. Other committees, whose members shall include at least one (1) director, may be appointed by the Board or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board or the Executive Committee.

     Any member of such a committee may be removed at any time, with or without cause, by the Board or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board or the Executive Committee.

     Any person ceasing to be a director shall, without further action, cease to be a member of any committee.

                               Exhibit 3.3 Page 5
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     SECTION 3.  RESIGNATION.  Any member of a committee may resign at any time.
Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

     SECTION 4. QUORUM. A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

     SECTION 5. RECORD OF PROCEEDINGS, ETC. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board when and as required by the Board.

     SECTION 6. ORGANIZATION, MEETINGS, NOTICES, ETC. A committee may hold its meetings at the principal office of the Corporation, or at any other place that a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at the address of the member or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to the member at such place by telegraph or cable, or delivered personally or by telephone not later than 24 hours before the time at which the meeting is to be held.

     SECTION 7. COMPENSATION. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board.

                                    ARTICLE V
                                    OFFICERS

     SECTION 1. DESIGNATED OFFICERS. The officers of the Corporation shall be a Chief Executive Officer, a President, a Treasurer, and a Secretary. Other officers, including one or more Assistant Secretaries, , one or more Vice Presidents, a Chief Financial Officer and one or more Assistant Treasurers, may from time to time be appointed by the Directors, which other officers shall have such powers and perform such duties prescribed in these Bylaws or by the Board of Directors or the officer or committee appointing them.

     SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers shall be chosen by the Board. Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been elected and qualified or until his earlier resignation or removal. The Chief Executive Officer shall be a director of the Corporation, and should the Chief Executive
Officer cease to be a director, he shall, without further action, cease to be such officer. Except as provided for by law, any multiple offices may be held by the same person.

                               Exhibit 3.3 Page 6
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     SECTION  3.  DUTIES  OF  OFFICERS.
     ---------------------------------

          SECTION 3.1 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if any, of the Corporation shall have, subject to the direction and control of the Board, general control and management of the business affairs and policies of the Corporation. The Chief Executive Officer shall participate in long-range planning for the Corporation and shall be available to the other officers of the Corporation for consultation. The Chief Executive Officer shall possess power to sign all certificates, contracts and other instruments of the Corporation. Unless a Chairman or Vice Chairman has been elected and is present, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board. The Chief Executive Officer shall have power to call special meetings of the stockholders, the Board or the Executive Committee at any time. The Chief Executive Officer shall perform all such other duties as are incident to the Office of Chief Executive Officer or as determined by the Board.

          SECTION 3.2 PRESIDENT. The President of the Corporation, if any, shall be subject to the direction and control of the Chief Executive Officer and the Board and shall have general active management of the business affairs of the corporation. The President shall participate in long-range planning for the corporation and shall be available to the other officers of the corporation for consultation. The President shall possess power to sign all certificates, contracts and other instruments of the corporation. In the absence of a Chief Executive Officer being elected by the Board, the President shall assume all duties assigned to the Chief Executive Officer. The President shall perform all such other duties as are incident to the office of President or as determined by the Board or the Chief Executive Officer.

          SECTION 3.3 VICE-PRESIDENTS. If the President is absent or disabled, the Vice-Presidents, if any (or if more than one, in the order prescribed by the Board), shall have and may exercise and perform the authority and duties of the President. The Vice-Presidents shall perform all such duties as are incident to the office of the Vice-President or as determined by the Board, the Chief Executive Officer or the President. If more than one Vice-President is elected, the Vice-Presidents will have titles, seniority, and duties determined by the Board.

          SECTION 3.4 CHIEF FINANCIAL OFFICER. The Chief Financial Officer of the Corporation, if any, shall be responsible for maintaining the financial integrity of the Corporation, shall prepare the budget, financial plans and financial statements and reports for the Corporation and shall monitor the financial performance of the Corporation and its subsidiaries. The Chief Financial Officer shall perform all such duties as are incident to the office of the Chief Financial Officer or as determined by the Board, the Chief Executive Officer or the President.

          SECTION 3.5 TREASURER. The Treasurer will have charge and custody of and be responsible for all funds and securities of the corporation. The Treasurer will deposit all such funds in the name of the corporation in the depositories or invest them in the investments designated or approved by the Board, and will authorize disbursement of the funds of the corporation in payment of just demands against the corporation or as may be determined by the Board on securing proper vouchers. The Treasurer will render to the Board from time to time, as may be required, an account of all transactions as Treasurer, as well as perform other such duties as are incident to the Office of the

                               Exhibit 3.3 Page 7
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Treasurer  or  as  determined  by  the Board, the Chief Executive Officer or the
President.

          SECTION 3.6 SECRETARY. The Secretary of the Corporation shall attend all meetings of the stockholders and all meetings of the Board and record all the proceedings of the meetings of the stockholders and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it. The Secretary shall perform all such other duties as are incident to the office of Secretary or as determined by the Board, the Chief Executive Officer, or the President.

     SECTION 4. REMOVAL OF OFFICERS. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board.

     SECTION 5. RESIGNATION. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

     SECTION 6. FILLING OF VACANCIES. A vacancy in any office shall be filled by the Board or by the authority appointing the predecessor in such office.

     SECTION 7. COMPENSATION. The compensation of the officers shall be fixed by the Board, or by any committee upon whom power in that regard may be conferred by the Board.

                                   ARTICLE VI
                                  CAPITAL STOCK

     SECTION 1. ISSUE OF CERTIFICATES OF STOCK. Certificates of capital stock shall be in such form as shall be approved by the Board. They shall be numbered in the order of their issue and shall be signed by the (i) the Chief Executive Officer and (ii) the Secretary or any Assistant Secretary and the seal of the Corporation or a facsimile thereof shall be impressed or affixed or reproduced thereon. Where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chief Executive Officer, Secretary or Assistant Secretary, may be a facsimile. In case any officer transfer agent or registrar who signed, or whose facsimile signature has been placed on a certificate, shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation, with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. REGISTRATION AND TRANSFER OF SHARES. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates covering such shares and the dates of issue of such

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certificates.  The  shares  of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer.

     The Board may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

     SECTION 3. LOST, DESTROYED AND MUTILATED CERTIFICATES. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.

                                   ARTICLE VII
                            DIVIDENDS, SURPLUS, ETC.

     The Board shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any, if any, part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS.

     SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall commence on the 1st day of November and end on the 31st day of October in each year.

     SECTION 2. CORPORATE SEAL. The corporate seal shall be in such form as approved by the Board and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 3. NOTICES. Except as otherwise expressly provided, any notice required by these Bylaws to be given shall be sufficient if deposited in the mail, postage prepaid, addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by telegraphing or

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cabling  the  same  to  such  person at such addresses; and such notice shall be deemed  to  be  given  at  the  time  it  is  mailed,  telegraphed  or  cabled.

     SECTION 4. WAIVER OF NOTICE. Any stockholder or director may at any time, by writing or by telegraph or by cable, waive any notice required to be given under these Bylaws, and if any stockholder or director shall be present at any meeting for any purpose other than objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, his presence shall constitute a waiver of such notice.

     SECTION 5. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board.

     SECTION 6. DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board or the Chief Executive Officer may authorize for that purpose.

     SECTION 7. VOTING STOCK OF OTHER CORPORATIONS. Except as otherwise ordered by the Board or the Executive Committee, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the Chief Executive Officer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board or the Executive Committee may from time to time confer like powers upon any other person or persons.

     SECTION 8. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware, and shall pay expenses in advance related to such indemnification to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

                                   ARTICLE IX
                               AMENDMENT OF BYLAWS

     The Board shall have the power to make, rescind, alter, amend and repeal these Bylaws, provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any Bylaws made by the Board, and to enact

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Bylaws  which  if  so  expressed  shall  not  be  rescinded, altered, amended or repealed by the Board. No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware.

Adopted  by  the  Board  on  October  ____,  2002.


                              _______________________________
                              Christopher  Schwartz,  Secretary

                              Exhibit 3.3 Page 11
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